Source: Sun Communities, Inc. November 15, 2021 16:27 ET Sun Communities, Inc. Commences Public Offering of 2,750,000 Shares of Common Stock Southfield, MI, Nov. 15, 2021 (GLOBE NEWSWIRE) -- Sun Communities, Inc. (NYSE:SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates or has an interest in manufactured housing (“MH”) communities, recreational vehicle (“RV”) resorts and marinas, today announced that it has commenced an underwritten public offering of 2,750,000 shares of its common stock in connection with the forward sale agreement described below. The Company expects to grant the underwriters a 30-day option to purchase up to an additional 412,500 shares of its common stock. The Company expects to enter into a forward sale agreement with Citibank, N.A. (the “Forward Purchaser”) with respect to 2,750,000 shares of its common stock (or an aggregate of 3,162,500 shares if the underwriters exercise their option to purchase additional shares in full). In connection with the forward sale agreement, the Forward Purchaser or its affiliates are expected to borrow and sell to the underwriters an aggregate of 2,750,000 shares of the common stock that will be delivered in this offering (or an aggregate of 3,162,500 shares if the underwriters exercise their option to purchase additional shares in full). Subject to the Company’s right to elect cash or net share settlement, which right is subject to certain conditions, the Company intends to deliver, upon physical settlement of such forward sale agreement on one or more dates specified by the Company occurring no later than November 18, 2022, an aggregate of 2,750,000 shares of its common stock (or an aggregate of 3,162,500 shares if the underwriters exercise their option to purchase additional shares in full) to the Forward Purchaser in exchange for cash proceeds per share equal to the applicable forward sale price, which will be the public offering price, less underwriting discounts and commissions, and will be subject to certain adjustments as provided in the forward sale agreement. The Company will not initially receive any proceeds from the sale of shares of its common stock by the Forward Purchaser or its affiliates in the offering. The Company intends to use the net proceeds, if any, received upon the future settlement of the forward sale agreement to fund a portion of the cash component of the consideration for its previously announced acquisition of Park Holidays UK, to repay borrowings outstanding under its senior credit facility, to fund possible future acquisitions of properties and/or for working capital and general corporate purposes. The consummation of the acquisition is subject to a required regulatory approval. If for any reason the acquisition is not consummated, the Company intends to use the net proceeds, if any, received upon the future settlement of the forward sale agreement to repay borrowings outstanding under the revolving loan under its senior credit facility, to fund possible future acquisitions of properties and for working capital and general corporate purposes. Citigroup, RBC Capital Markets, BofA Securities, BMO Capital Markets, and J.P. Morgan are acting as book- running managers for the offering. The offering will be made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained by contacting Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146 or email to: Prospectus@citi.com; by contacting RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281-8098; Attention: Equity Syndicate; Phone: 877-822-4089; Email: equityprospectus@rbccm.com; by contacting BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attn: Prospectus Department or by email at dg.prospectus_requests@bofa.com; by contacting BMO Capital Markets Corp., 151 W 42nd Street, 32nd Floor, New York, NY 10036, Attn: Equity Syndicate Department, Telephone: (800) 414-3627, or by email at bmoprospectus@bmo.com; or by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by telephone at (866) 803-9204 or by email at prospectuseq_fin@jpmchase.com. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale is not permitted.

About Sun Communities, Inc. Sun Communities, Inc. is a REIT that, as of September 30, 2021, owned, operated, or had an interest in a portfolio of 584 developed MH, RV and marina properties comprising nearly 155,900 developed sites and nearly 44,900 wet slips and dry storage spaces in 38 states, Canada and Puerto Rico. Forward Looking Statements This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate,” “guidance,” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company's control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the effects of the COVID-19 pandemic and related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations; national, regional and local economic climates; difficulties in the Company's ability to evaluate, finance, complete and integrate acquisitions (including the proposed acquisition of Park Holidays UK described above), developments and expansions successfully; the ability to maintain rental rates and occupancy levels; competitive market forces; the performance of recent acquisitions; changes in market rates of interest; changes in foreign currency exchange rates; the ability of purchasers of manufactured homes and boats to obtain financing; and the level of repossessions by manufactured home and boat lenders. Further details of potential risks that may affect the Company are described in the Company’s periodic reports filed with the U.S. Securities and Exchange Commission, including in the “Risk Factors” sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2020. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company's assumptions, expectations of future events, or trends. For Further Information at the Company: Karen J. Dearing Chief Financial Officer (248) 208-2500